UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2025, Autonomix Medical, Inc. (the “Company”) entered into a purchase agreement, dated as of August 25, 2025 (the “Purchase Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase up to $15.0 million in shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to satisfaction of the conditions and certain limitations contained in the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement on August 25, 2025, the Company also entered into a registration rights agreement, dated as of August 25, 2025 (the “Registration Rights Agreement”), with Lincoln Park, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of the securities that have been and may be issued and sold by the Company to Lincoln Park, from time to time in the Company’s sole discretion, from and after the Commencement Date (defined below), under the Purchase Agreement and to take such other specified actions to maintain such registration under the Securities Act.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $15.0 million in shares of Common Stock. Such sales of Common Stock, if any, will be subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over a period of up to 24 months, commencing on the date that each of the conditions to Lincoln Park's purchase obligations set forth in the Purchase Agreement have been initially satisfied (the date on which all such conditions are initially satisfied, the "Commencement Date"), including that a registration statement covering the resale by Lincoln Park of shares of Common Stock that have been and may be issued and sold to Lincoln Park under the Purchase Agreement is declared effective by the Securities and Exchange Commission (the “SEC”) and the related final prospectus in connection therewith is filed with the SEC.

From and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is not below the “floor price” specified in the Purchase Agreement, the Company may direct Lincoln Park to purchase up to 30,000 shares of Common Stock (each, a “Regular Purchase”); provided that the maximum share amount the Company may sell to Lincoln Park under any single Regular Purchase may be increased incrementally to up to 40,000 shares, up to 50,000 and up to a maximum limit of 75,000 shares, if the closing sale price of the Common Stock is not below certain threshold amounts specified in the Purchase Agreement on the business day on which the Company initiates the Regular Purchase. In any event, however, Lincoln Park’s maximum commitment in any single Regular Purchase shall not exceed $500,000. The purchase price per share for each Regular Purchase will be 97.0% of the lower of (i) the lowest sale price of the Common Stock on the business day on which the Company initiates the Regular Purchase and (ii) the average of the three lowest closing sale prices of Common Stock during the 10-business day period immediately preceding the business day on which the Company initiates the Regular Purchase. In addition to Regular Purchases, if the Company directs Lincoln Park to purchase the maximum number of shares of Common Stock that the Company may sell in a Regular Purchase on the applicable business day the company initiates such Regular Purchase, then, in addition to such Regular Purchase, the Company may also direct Lincoln Park to purchase certain additional amounts of Common Stock as “accelerated purchases” and as “additional accelerated purchases”, subject to limits specified in the Purchase Agreement, at a purchase price per share calculated in the manner specified in the Purchase Agreement.

Each Regular Purchase and each accelerated purchase and additional accelerated purchase is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement.

Sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and the Company’s determination as to the appropriate sources of funding for its operations. The Company expects that any proceeds received from such sales will be used for working capital and general corporate purposes.

In addition, under applicable Nasdaq rules, the Company may not issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock to Lincoln Park under the Purchase Agreement in excess of the Exchange Cap or (ii) the average price of all applicable sales of the Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds $1.3351 per share (which represents the lower of (A) the official closing price of the Common Stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (B) the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days immediately preceding the signing of the Purchase Agreement, as adjusted under applicable Nasdaq rules to take into account the issuance of the Commitment Shares (as defined below) to Lincoln Park in exchange for non-cash consideration), such that the Exchange Cap limitation would no longer apply to issuances and sales of Common Stock by the Company to Lincoln Park under the Purchase Agreement under applicable Nasdaq listing rules.

The Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The Company will control the timing and amount of any sales of Common Stock to Lincoln Park pursuant to the Purchase Agreement. Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to the conditions and limitations in the Purchase Agreement including beneficial ownership limitations.

In connection with entering into the Purchase Agreement, on August 25, 2025, the Company issued 261,932 shares of Common Stock (the “Commitment Shares”) to Lincoln Park in consideration for its commitment to purchase shares of Common Stock under the Purchase Agreement from time to time at the Company’s direction.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, covenants, Suspension Events (as defined in the Purchase Agreement) and indemnification obligations of the parties. The Company agreed, until the later of the 24-month anniversary of the date of the Purchase Agreement and the 24-month anniversary of the Commencement Date, not to effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents in any “equity line of credit” or other substantially similar offering whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Common Stock at the time of each such purchase, subject to limited exceptions set forth in the Purchase Agreement. Lincoln Park agreed not to cause or engage in any manner whatsoever, any direct or indirect, short selling of or hedging with respect to the Common Stock during the term of the Purchase Agreement. The Company may terminate the Purchase Agreement at any time after the Commencement Date with one business day notice, at no cost or penalty. Following the Commencement Date, upon the occurrence of any “Suspension Event” under the Purchase Agreement, the Company may not initiate any regular or other purchase of shares by Lincoln Park, until such Suspension Event is cured; provided, however, that Lincoln Park may not terminate the Purchase Agreement as a result of such Suspension Event.

This report shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing summary of the material terms of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this report, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933. The Commitment Shares were issued and the Purchase Shares will be issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Purchase Agreement, dated August 25, 2025, by and between the Company and Lincoln Park Capital Fund, LLC.*
10.2	Registration Rights Agreement, dated August 25, 2025, by and between the Company and Lincoln Park Capital Fund, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: August 26, 2025